UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2015 BioCorRx, Inc. (“BioCorRx” or the “Company”) entered into a Letter of Intent (“LOI”) with Myriad Medical Marketing (“Representative”), a California corporation. Pursuant to the LOI, the Company will grant Representative the exclusive rights to represent and market the Start Fresh Program (“SF Program”) directly to Physicians Business Solutions (“PBS”), a Georgia Limited Liability Company, its clients and medically integrated Wellness Centers (“Wellness Centers”) throughout the United States. The terms of the sales agency will be more particularly set forth in a definitive agreement to be mutually agreed upon by the parties at a future date. The SF Program is a comprehensive addiction program which includes life coaching (14-16 sessions), coupled with the Naltrexone Implant Product. The implant is tailored specifically for each individual’s psycho-social recovery from addiction and is designed to promote a drug and alcohol-free lifestyle.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter of Intent, by and between the Company and Myriad Medical Marketing, dated February 24, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: February 26, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director